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Exhibit 5.1

[Seward & Kissel LLP Letterhead]

Paragon Shipping Inc.
Voula Center
102-104 V. Pavlou Street
Voula 16673
Athens, Greece

June 11, 2007

Re:Paragon Shipping Inc.

Ladies and Gentlemen:

        We have acted as counsel to Paragon Shipping Inc. (the "Company") in connection with the Company's Registration Statement on Form F-1 (File No. 333-143    ) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on May 30, 2007, as thereafter amended or supplemented, with respect to the registration by the Company of 11,097,187 common shares, par value $0.001 per share of which 9,247,656 are issued and outstanding (the "Outstanding Common Shares") and of which 1,849,531 will be issuable upon the exercise of the Warrants (the "Warrant Common Shares"), and 1,849,531 warrants to purchase Common Shares (the "Warrants" together with the Outstanding Common Shares and the Warrant Common Shares, the "Securities") of the Company (the "Offering") to be offered by certain selling shareholders and the Company's warrant agreement relating to the Warrants dated November 21, 2006 (as amended, the "Warrant Agreement") with Computershare Trust Company, Inc., as warrant agent.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the "Prospectus") included in the Registration Statement; and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

        We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

        Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinions that:

        (1)   Under the laws of the Republic of the Marshall Islands, the Securities have been duly authorized and the Outstanding Common Shares and Warrants are validly issued, fully paid for and non-assessable and when issued in accordance with the terms of the Warrant Agreement the Warrant Common Shares will be validly issued and fully paid; and

        (2)   The Warrant Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms and the Warrants constitute a valid and binding obligation of the Company.

        This opinion is limited to the law of the State of New York and the federal law of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,
/s/ Seward & Kissel LLP

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